OLSHAN GRUNDMAN FROME & ROSENZWEIG
                                505 Park Avenue
                            New York, New York 10022
                                 (212) 753-7200



                                                                  April 7, 1995

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

                  Re:  VTX Electronics Corp. -
                       REGISTRATION STATEMENT ON FORM S-3

Gentlemen:

                  Reference is made to the Registration Statement on Form S-3 dated March 31, 1993, (the "Registration Statement"), filed with the Securities and Exchange Commission by VTX Electronics Corp., a Delaware corporation (the "Company"). The Registration Statement relates to an aggregate of 3,339,500 shares of common stock, par value $.10 per share (the "Common Stock"). All of the Common Stock being registered will be sold by selling stockholders. All capitalized terms not defined herein shall have the meanings accorded them in the Registration Statement.

                  We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, minutes of meetings of the Board of Directors and shareholders of the Company, the Registration Statement and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of the law as we have deemed appropriate as the basis or the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals,


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April 5, 1995
Page -2-

and the conformity to original documents of documents submitted to us as certified or photostatic copies.

                  Based upon the foregoing, we are of the opinion that:

                  The 3,339,500 shares of Common Stock being sold by the selling stockholders are presently outstanding and when sold pursuant to the terms of the Registration Statement will be, legally issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we further consent to the reference to this firm under the caption "Legal Opinions" in the Registration Statement and the Prospectus forming a part thereof.


                                        Very truly yours,


                                        /s/ OLSHAN GRUNDMAN FROME & ROSENZWEIG
                                        --------------------------------------
                                        OLSHAN GRUNDMAN FROME & ROSENZWEIG